January 5, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read GVI Security Solutions, Inc.’s statements included under Item 4.01 of its Form 8-K filed on January 5, 2007, and we agree with such statements concerning our firm.

/s/ MERCADIEN, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

MERCADIEN, P.C.
CERTIFIED PUBLIC ACCOUNTANTS